Exhibit 10.12
AMENDMENT NO. 8
TO THE
SPECIALTY UNDERWRITERS’ ALLIANCE, INC.
PARTNER AGENT PROGRAM AGREEMENT
     This amendment (“Amendment”) is made and entered into as of June 18, 2009 by and between American Team Managers Insurance Services, Inc. and Specialty Underwriters’ Alliance, Inc. and its property and casualty insurance subsidiaries and affiliates, including SUA Insurance Company, and amends the Specialty Underwriters’ Alliance, Inc. Partner Agent Program Agreement (“Agreement”) entered into by the parties on May 1, 2004, as amended. Any capitalized terms used but not defined in this Amendment shall have the same meaning set forth in the Agreement. In the event that any provision of this Amendment and any provision of the Agreement are inconsistent or conflicting, the inconsistent or conflicting provision of this Amendment shall be and constitute an amendment of the Agreement and shall control, but only to the extent that such provision is inconsistent or conflicting with the Agreement.
     Now, therefore, in accordance with Section IX, D of the Agreement and in consideration of the mutual agreements and covenants hereinafter set forth, the parties agree to amend the Agreement, effective as of the date hereof, as follows:
1. The reference in the preamble to “Specialty Underwriters’ Alliance, Inc. and its property and casualty insurance subsidiaries and affiliates (collectively the “Company”)” shall be deleted and replaced in its entirety with the following: “Specialty Underwriters’ Alliance, Inc. and its property and casualty insurance subsidiaries, including SUA Insurance Company (collectively the “Company”)”.
2. “SUA Insurance Company” means Specialty Underwriters’ Alliance, Inc.’s wholly owned subsidiary SUA Insurance Company, an Illinois domiciled insurance company.
3. Except as modified hereby, the Agreement shall remain in full force and effect.
4. This Amendment may be executed in any number of counterparts and by the parties on different counterparts each in the like form. Each counterpart shall, when executed, be an original but all the counterparts taken together shall constitute one and the same instrument. The execution by a party of one or more such counterparts shall constitute execution by that party of this Amendment. This Amendment shall not be effective until each of the parties has executed at least one counterpart. Any facsimile copies hereof or signature hereon shall, for all purposes, be deemed originals.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by their duly authorized officers as of the day, month and year above written.

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.
By:	/s/ Daniel A. Cacchione
	Name:	Daniel A. Cacchione
	Title:	Sr. VP & Chief Underwriting Officer

SUA INSURANCE COMPANY
By:	/s/ Daniel A. Cacchione
	Name:	Daniel A. Cacchione
	Title:	Sr. VP & Chief Underwriting Officer

AMERICAN TEAM MANAGERS INSURANCE SERVICES, INC.
By:	/s/ Chris Michaels
	Name:	Chris Michaels
	Title:	CUO

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